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                                                                   EXHIBIT 10.18


                               SEVERANCE AGREEMENT


                  This Severance Agreement (this "Agreement") is entered into as of May 1, 2000 by and between Peter W. De Leeuw ("Employee") and Sterling Chemicals Holdings, Inc. ("Holdings") and Sterling Chemicals, Inc. ("Chemicals" and, together with Holdings, the "Company").

                  WHEREAS, the Company and Employee entered into an Employment Agreement dated as of March 16, 1998 (the "Employment Agreement");

                  WHEREAS, Employee has announced his decision to retire from the Company effective May 8, 2000 (the "Retirement Date"); and

                  WHEREAS, the Company and Employee are entering into this Agreement primarily to set forth their mutual agreement as to the payments and other benefits to be paid or provided to Employee in connection with or arising out of the termination of his employment with the Company.

                  NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby acknowledge, represent, warrant, covenant and agree as follows:

                                    ARTICLE I

                                   Termination

                  Section 1.1 Termination of Employment. (a) On the Effective Date, Employee's employment with the Company shall automatically terminate for all purposes as of the Retirement Date. As used in this Agreement, "Effective Date" means the date on which this Agreement becomes effective in accordance with Section 5.5 below.

                  (b) Employee waives all rights to recall, reinstatement, employment and reemployment with the Company and acknowledges and agrees that the Company is not obligated or bound in any manner to provide employment to, or otherwise engage or utilize the services of, Employee. Employee further agrees not to apply for employment with Holdings, Chemicals or their direct and indirect subsidiaries (collectively, the "Constituent Companies").

                  Section 1.2 Resignation as Director. Consistent with Section
4.05 of the Employment Agreement, Employee resigns as a director of all Constituent Companies, effective as of the Retirement Date.




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                                   ARTICLE II

                                    Benefits

                  Section 2.1 Base Salary. Promptly after the Retirement Date, but subject to all the provisions of this Agreement, the Company shall pay to Employee a lump sum amount for all unpaid base salary earned by Employee as of May 12, 2000.

                  Section 2.2 Severance Payment. As soon as practicable after the Effective Date, but subject to all the provisions of this Agreement, the Company agrees to pay to Employee a lump sum severance payment in the amount of $1,235,000. Employee acknowledges and agrees that the severance payment provided for in this Section 2.2 is in lieu of, and not in addition to, any severance payment, separation payment, termination payment or other similar payment payable to Employee under any contract or agreement (including, without limitation, the Employment Agreement) or under any employee benefit plan (including, without limitation, the Company's Key Employee Protection Plan), program or practice of the Company.

                  Section 2.3 Bonus. Subject to all the provisions of this Agreement, the Company agrees to pay to Employee a bonus in the prorated amount of $341,250 (the "Employee Bonus"), such payment to be made when bonuses for fiscal year 2000 are paid to salaried employees generally under the Company's incentive compensation plan. The amount of the Employee Bonus was calculated on the assumption that the Company will generate at least $150,000,000 of EBITDA during fiscal 2000. In the event actual EBITDA for fiscal 2000 is less than $150,000,000, then the amount of the Employee Bonus will be appropriately reduced in accordance with the Company's incentive compensation plan, with the amount of such reduction being calculated by the Company's Human Resources Department. Employee acknowledges and agrees that the Employee Bonus is in lieu of, and not in addition to, any bonus or other incentive compensation payable to Employee under any contract or agreement (including, without limitation, the Employment Agreement) or under any employee benefit plan (including, without limitation, the Company's incentive compensation plan), program or practice of the Company.

                  Section 2.4 Accrued Vacation. As soon as practicable after the Effective Date, but subject to all the provisions of this Agreement, the Company shall pay to Employee a lump sum payment in the amount of $20,837.50, representing full and complete payment for all unused vacation time earned and accrued by Employee as of the Retirement Date.

                  Section 2.5 Business Expenses. The Company ratifies and confirms in all respects its obligation under Section 3.08 of the Employment Agreement to reimburse Employee for business expenses. Employee understands and agrees that the Company is not obligated to reimburse Employee for any expenses incurred after May 12, 2000.


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                  Section 2.6 Stock Options, etc. (a) Employee acknowledges and agrees as follows:

                  (i) Employee does not own or hold any options, warrants, calls, subscriptions or other rights of any nature to acquire any shares of capital stock or other securities of Holdings or any other Constituent Company, except that (A) Employee holds options to purchase 125,000 shares of Holdings' common stock (the "Employee Options"), all of which were granted to Employee pursuant to Holdings' Omnibus Stock Awards and Incentive Plan and (B) as a participant in Holdings' Employee Stock Ownership Plan, Employee is the beneficial owner of a portion of the shares of Holdings' common stock currently held in such Plan;

                  (ii) Employee does not own or hold any phantom stock, stock appreciation right or any similar rights with respect to Holdings or any other Constituent Company; and

                  (iii) none of the Constituent Companies is obligated to repurchase, redeem or otherwise acquire any shares of capital stock or other securities owned or held by Employee.

                  (b) Subject to Sections 5.3 and 5.5 below, the Company agrees that all Employee Options shall automatically vest in full on the Effective Date and shall be exercisable at any time prior to March 16, 2008.

                  Section 2.7 Restricted Stock. Pursuant to Section 3.03 of the Employment Agreement, the Company granted to Employee 10,000 shares of Holdings' common stock contingent upon future vesting as therein provided. Subject to Sections 5.3 and 5.5 below, the Company agrees that all of such shares shall automatically vest in full on the Effective Date and that after the Effective Date none of such shares shall be subject to the provisions or restrictions of Holdings' Stockholders Agreement dated as of August 21, 1996, as heretofore or hereafter amended.

                  Section 2.8 Tax Withholding. Each payment to Employee under this Agreement will be subject to withholding for federal income and FICA taxes and other elected deductions.

                                   ARTICLE III

                                 Mutual Releases

                  Section 3.1 Release by Employee. (a) Employee, on behalf of himself and his heirs, beneficiaries and personal representatives and assigns, knowingly and voluntarily releases, acquits and forever discharges the Company Parties (defined below) of and from any and all claims, charges, complaints, obligations, liabilities, promises, agreements, contracts, damages, actions, causes of action, suits and accrued benefits of every kind and nature and whether known or unknown, both at law (whether common law, statutory or otherwise) and in equity, arising from or


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in any way connected with or related to Employee's employment with the Company or the termination of Employee's employment with the Company or any of the events or circumstances leading to, surrounding or resulting in such termination. Employee acknowledges and agrees that the foregoing is a full and complete release which covers, without limitation, any and all:

                  (i) claims, charges, complaints, obligations, liabilities, damages, actions, causes of action and suits based, in whole or in part, on wrongful termination, discrimination, breach of contract, retaliatory discharge, discharge in violation of public policy, intentional infliction of emotional distress, negligent infliction of emotional distress, defamation, fraud, invasion of privacy or violation of any federal, state or local law, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
         Section 2000e et seq., the Equal Pay Act, 29 U.S.C. Section 206, the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001 et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 215(a)(3), the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 201 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 660(c), the Texas Commission on Human Rights Act, Texas Labor Code Section 21.001, et. seq., the Texas Workers' Compensation Act, Texas Labor Code Sections 451.001, Texas Payday Law, Title II, Chapter 61 and Texas Labor Code; and

                  (ii) claims for severance pay, bonuses or benefits under any compensation or employee benefit plan, program, policy, contract or other arrangement of the Company, but excluding (A) any severance pay, bonus or benefits which Employee is entitled to receive under Article II of this Agreement and (B) any benefits which Employee is entitled to receive under any Company plan that is a qualified plan under IRC
         Section 401(a), such as the Company's Salaried Employees' Pension Plan, Holdings' Employee Stock Ownership Plan and 401(k) Plan, or is a group health plan subject to the Consolidated Omnibus Recertification Act of 1985, as amended, to the extent Employee properly elects and pays for continuation coverage under such Act.

Subject to Section 5.5 below, the foregoing release is unconditional and irrevocable.

                  (b) As used herein, "Company Parties" means the Constituent Companies and their respective former, present and future directors, officers, employees, agents and stockholders and all persons acting by, through or in concert with any of them.

                  Section 3.2 Release by Company. The Company, on behalf of itself and its successors and assigns, knowingly and voluntarily releases, acquits and forever discharges Employee of and from all claims, charges, complaints, obligations, liabilities, promises, agreements, contracts, damages, actions, causes of action and suits of every kind and nature and whether known or unknown, both at law and in equity, arising from or in any way connected with or related to Employee's employment with the Company or the termination of Employee's employment with the


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Company, including, but not limited to, claims, charges, complaints, obligations, liabilities, damages, actions, causes of action and suits based, in whole or in part, on breach of contract. Subject to Section 5.5 below, the foregoing release is unconditional and irrevocable.

                                   ARTICLE IV

                                Certain Covenants

                  Section 4.1 Non-Competition. Prior to the first anniversary of the Retirement Date, Employee will not own an interest in, manage, operate, join, control, lend money to or render financial or other assistance to or participate or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, corporation, partnership or other business organization that competes with Holdings or any other Constituent Company in the manufacture, marketing or sale of styrene monomer, acrylonitrile or sodium chlorate; provided, however, that the foregoing restriction will not preclude Employee from acquiring or holding up to 5% of the voting securities of any corporation that are listed on a national securities exchange. Employee acknowledges and agrees that the foregoing restriction is fair and reasonable in all respects and is reasonably required for the protection of the Company. Employee understands that the foregoing restriction may limit his ability to engage in a business similar to the Company's business, but Employee acknowledges that he will receive sufficiently high remuneration and benefits from the Company hereunder to justify such restriction. If Employee delivers to the Company a written request that the Company waive compliance with the foregoing restriction as to a particular activity which Employee desires to engage in, the Company agrees to consider such request in good faith and further agrees not to unreasonably refuse such request. For this purpose, a refusal by the Company of a request relating to any particular activity will not be deemed unreasonable if such activity could have a detrimental or prejudicial effect on the Company or any other Constituent Company. Nothing in this Section 4.1 shall prohibit Employee from consulting with or serving as a director of any entity whose only business is providing a neutral electronic marketplace (i.e., an online business-to-business exchange) for independent sellers and buyers of chemicals, plastics and rubbers.

                  Section 4.2 Confidentiality. (a) Employee ratifies and confirms in all respects the covenants and agreements set forth in Article V of the Employment Agreement, which provisions are hereby incorporated into this Agreement as if set forth in their entirety. Employee acknowledges and agrees that such covenants and agreement shall survive the termination of Employee's employment with the Company.

                  (b) Each party agrees that the terms and conditions of this Agreement, including without limitation the amount of money and other consideration payable under this Agreement, shall not be revealed or disclosed by such party to any other person or entity whatsoever except (i) that each party may make such disclosures as are required by law or legal process, (ii) that Employee may make disclosures to his family, accountants and legal, tax or financial advisors, (iii) that the Company may make disclosures to its directors, accountants and legal, tax or financial advisors and (iv) that the Company may make disclosures to its employees on a need-to-know basis. The


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foregoing restriction shall not apply to any information about this Agreement that is publicly known, including, without limitation, information contained in the Company's public filings with the Securities and Exchange Commission.

                  Section 4.3 Non-disparagement. (a) Subject to Section 5.5 below, the Company agrees that it will not make any statements to third parties which are intended to disparage, discredit or injure the reputation of Employee.

                  (b) Subject to Section 5.5 below, Employee agrees that he will not make any statements to third parties which are intended to disparage, discredit or injure the reputation of the Company or any of the other Company Parties. Employee agrees that he will not do anything that would in any way tend to harm the Company's good will and relationships with customers, suppliers and others having business dealings with the Company.

                  (c) Nothing in this Section 4.3 shall obligate either party to commit perjury or violate any law or court order.

                  Section 4.4 Return of Company Property, etc. Employee agrees to promptly turn over to the Company all files, memoranda, records, documents, credit cards, parking cards and other personal property of any Constituent Company in the possession or under the control of Employee. Employee understands and agrees that Employee is no longer authorized to incur any expenses, obligations or liabilities or otherwise act in the name or on behalf of any Constituent Company.

                  Section 4.5 Cooperation. Employee agrees that, if requested by the Company, Employee will be reasonably available to, and will cooperate in all reasonable respects with, the Company and the other Constituent Companies and their respective counsel in connection with any litigation, proceeding or investigation (administrative, civil or criminal). It is understood and agreed that Employee shall not be required to devote more than one day of his time pursuant to any particular request by the Company under this Section 4.5 unless the parties shall have mutually agreed upon the amount of reasonable compensation to be paid to Employee therefor. Upon written request accompanied by appropriate documentation, the Company agrees to reimburse Employee for any reasonable expenses incurred by Employee in connection with any actions taken by Employee pursuant to this Section 4.5.


                                    ARTICLE V

                                  Miscellaneous

                  Section 5.1 Additional Representations, Warranties, etc. of Employee. (a) Employee represents and warrants that he has not filed any complaints, charges or lawsuits against any Company Party with any governmental agency or in any court.


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                  (b) Employee acknowledges and agrees that the execution,
delivery and performance of this Agreement by the Company shall not to be construed as an admission of liability of any kind on the part of, or as evidence of unlawful or improper conduct of any kind by, the Company or any other Company Party, all such liability and conduct being expressly denied.

                  (c) Employee voluntarily accepts the payments and other benefits described in Article II hereof as sufficient payment for the release contained in Section 3.1 hereof and the other representations, warranties and agreements of Employee set forth in this Agreement. Employee acknowledges and agrees that no promises, commitments, statements or representations (oral or written) have been made to Employee by or on behalf of the Company or any other Company Party which are contrary to the terms of this Agreement.

                  (d) Employee understands and agrees that the release contained in Section 3.1 above is a full, complete and final release of the Company and all other Company Parties. Employee represents and warrants that Employee has completely read this Agreement and fully understands its terms, contents, conditions and effects.

                  (e) Employee acknowledges that Employee has been represented in connection with this Agreement by the law firm of Glickman & Hughes, his attorneys of choice.

                  (f) Employee represents and warrants that Employee is not presently affected by any disability which would prevent Employee from knowingly and voluntarily signing this Agreement or granting the release set forth in
Section 3.1 above. Employee represents and warrants that the representations, warranties, releases and agreements made by Employee in this Agreement are made of his own free will and accord and were not made under duress, coercion or undue influence and that Employee does not consider himself to be in a disparate bargaining position relative to the Company with respect to the matters covered by this Agreement.

                  (g) Employee expressly represents and warrants that Employee has completely read this Agreement prior to executing it, has had an opportunity to review it with Employee's counsel, has been offered twenty-one days within which to consider this Agreement and to understand its terms, contents, conditions and effects and has entered into this Agreement knowingly and voluntarily.

                  Section 5.2 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior contracts and agreements relating to such matter, whether oral or written, provided, however, that, (i) the Indemnity Agreement between the Company and Employee dated as of March 16, 1998 shall remain in full force and effect in accordance with its terms and (ii) to the extent not inconsistent with or contrary to the terms of this Agreement, Articles V and VI of the Employment Agreement shall remain in full force and effect in accordance with its terms.


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                  Section 5.3 Dispute Resolution; Remedies. (a) In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with, the parties agree, subject to paragraphs (b) and (c) below, to resolve such dispute in accordance with the provisions of
Article VI of the Employment Agreement, which provisions are hereby incorporated in this Agreement as if set forth in their entirety. In the event a dispute under this Agreement is resolved by mediation or arbitration in accordance with this paragraph (a), the non-prevailing party shall be responsible for the legal fees and expenses incurred by the prevailing party in connection with such mediation or arbitration.

                  (b) Employee acknowledges and agrees that a breach of any of the covenants contained in Article IV hereof may result in material irreparable injury to the Company for which there is no adquate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by such covenants or such other relief as may be required or appropriate to specifically enforce any of such covenants. Employee submits to the in personam jurisdiction before each and every court in Harris County, Texas for that purpose.

                  (c) The Company acknowledges and agrees that a breach of
Section 4.3(a) hereof may result in material irreparable injury to Employee for which there is no adquate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, Employee shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Company from engaging in activities prohibited by Section 4.3(a) or such other relief as may be required or appropriate to specifically enforce Section 4.3(a). The Company submits to the in personam jurisdiction before each and every court in Harris County, Texas for that purpose.

                  (d) If Employee breaches any of his obligations under this Agreement, the Company shall be entitled, by giving prior written notice to Employee, to (i) rescind and revoke its obligation to pay the bonus described in
Section 2.3 hereof, (ii) reduce the term of the Employee Stock Options so that they may not be exercised after the first anniversary of the Retirement Date and/or (iii) cause the shares described in Section 2.7 hereof to be subject to the provisions Stockholders Agreement referred to therein to the same extent as if this Agreement had not been entered into. Each notice given by the Company pursuant to this paragraph (d) shall describe, in reasonable detail, the breach of this Agreement by Employee which is the basis for such notice. Any dispute under this paragraph (d) shall be resolved as provided in paragraph (a) of this
Section 5.3.

                  (e) Subject to paragraph (a) above, no right, power or remedy granted under this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any and all other rights, powers and remedies referred to in this Agreement or otherwise available at law or in equity.


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                  Section 5.4 Governing Law. THE VALIDITY, INTERPRETATION,
CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

                  Section 5.5 Employee's Right of Revocation. Employee understands that Employee has until 4:00 p.m. on May 30, 2000 within which to consider this Agreement and that this Agreement is revocable by Employee for a period of seven days following the execution of this Agreement and, if not so revoked, this Agreement will become effective and enforceable. For the revocation to be effective, written notice of revocation must be delivered to Robert O. McAlister, Vice President, Human Resources and Administration, Sterling Chemicals, Inc., 1200 Smith Street, Suite 1900, Houston, TX, 77002, no later than the close of business on the seventh day after Employee has signed this Agreement. If Employee revokes this Agreement as aforesaid, this Agreement shall automatically terminate and cease to be of any force or effect.

                  Section 5.6 Amendments and Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. The failure of the Company or Employee to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other terms of the Agreement.

                  Section 5.7 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  Section 5.8 Counterparts. This Agreement may be signed in any number of identical counterparts, each of which shall be deemed an original for all purposes.

                  Section 5.9 Interpretation. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. No provision of this Agreement shall be construed against either party solely because that party (or its counsel) drafted such provision.

                  Section 5.10 Successors and Assigns. This Agreement shall be binding upon and enforceable against the Company and its successors and assigns. Each other Company Party is a beneficiary of this Agreement and may enforce this Agreement the same as if such Company Party were a party thereto. This Agreement shall be binding upon and enforceable against Employee and his heirs, beneficiaries, personal representatives and assigns.

                  Section 5.11 Further Assurances. Each party agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect and carry out the intent and purposes of this Agreement.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               EMPLOYEE



                               -----------------------------------------
                               Peter W. De Leeuw

                               Date: May ___, 2000

                               STERLING CHEMICALS HOLDINGS, INC.


                               By:
                                  --------------------------------------
                                  Frank P. Diassi, Chairman of the Board



                               STERLING CHEMICALS, INC.


                               By:
                                  --------------------------------------
                                  Frank P. Diassi, Chairman of the Board